Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
THIRD QUARTER 2017 RESULTS

LAKE ZURICH, ILLINOIS, October 30, 2017 - ACCO Brands Corporation (NYSE: ACCO), one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products, today reported its third quarter results for the period ended September 30, 2017.

"I'm very pleased with our third quarter results. We had a good back-to school season, met our sales goal and exceeded our profit estimate for the quarter," said Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands. "As a result, we are raising our 2017 outlook."

Third Quarter Results

Net sales increased 23% to $532.2 million from $431.3 million in the prior-year quarter driven by the Esselte acquisition. Excluding the effects of the acquisition and foreign exchange, comparable sales decreased 3%. Net income was $30.6 million, or $0.28 per share, and included $7.3 million of integration, restructuring, and transaction charges. This compared to net income of $22.7 million, or $0.21 per share, in the prior-year quarter, which included a total of $11.5 million related to a non-cash loss from the adjustment to fair value of the company's previously held equity investment in Pelikan Artline, as well as transaction, integration and restructuring charges. Adjusted net income increased to $38.8 million, or $0.35 per share, from $32.0 million, or $0.29 per share, in the prior-year quarter. The increase in adjusted net income was primarily driven by the acquisition, lower interest expense and a lower effective tax rate. During the quarter, the company repurchased shares in the open market which reduced the fully diluted share count by 2.7 million.

Business Segment Highlights

ACCO Brands North America - Sales increased to $290.3 million from $289.1 million in the prior-year quarter. The Esselte acquisition added 1% to sales, or $3.7 million. Comparable sales decreased 1%, or $3.9 million. Operating income increased to $50.4 million from $49.6 million in the prior-year quarter. Adjusted operating income increased to $51.1 million from $49.6 million in the prior year due to improved gross margin.

ACCO Brands EMEA - Sales increased 245% to $140.3 million from $40.7 million in the prior-year quarter. The Esselte acquisition added $102.5 million, or 252%, and foreign exchange increased sales by 3%. Comparable sales decreased $4.1 million, due to share loss and lower volume in the legacy ACCO Brands business. Operating income increased to $9.0 million from $2.9 million in the prior-year quarter, and adjusted operating income increased to $12.3 million from $2.9 million, both primarily due to the acquisition.

ACCO Brands International - Sales increased to $101.6 million from $101.5 million in the prior-year quarter. The Esselte acquisition added 1%, or $1.5 million, and foreign exchange added 3%. Comparable sales declined $4.1 million, primarily due to the later timing of back-to-school sales in Australia. Operating income decreased to $11.2 million from $15.9 million in the prior-year quarter and adjusted operating income decreased to $12.8 million from $16.7 million in the prior-year quarter. The decreases were primarily due to the lower sales volume in Australia, as well as higher distribution costs associated with footprint and IT consolidation related to the Pelikan Artline acquisition in Australia, partially offset by improved profitability in Latin America.

Nine Month Results

Net sales increased 23% to $1,382.0 million from $1,119.5 million in the prior-year nine-month period. The Pelikan Artline and Esselte acquisitions contributed $306.4 million, or 27%. Comparable sales declined 4%, primarily due to expected declines at office superstore customers. Net income was $57.7 million, or $0.52 per share, compared to net income of $89.4 million, or $0.82 per share, in the prior-year period. The decrease was primarily due to a $28.9 million non-cash gain from the revaluation to fair value of the company's previously held equity interest in Pelikan Artline in the prior year. Adjusted net income increased 33% to $78.9 million, or $0.71 per share, from $59.5 million, or $0.55 per share, in the prior-year period. The improvement was primarily the result of acquisitions, gross margin expansion, and lower interest expense and effective tax rate.

Business Outlook

The company is increasing its expectations for 2017 revenue and adjusted EPS. The company now expects sales to increase 24-26% and adjusted EPS of $1.13-$1.16. The company continues to expect 2017 free cash flow of approximately $150 million.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include Artline®, AT-A-GLANCE®, Derwent®, Esselte®, Five Star®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the U.S. ("GAAP"), in this earnings release, we provide investors with certain non-GAAP financial measures, including adjusted operating income, adjusted earnings per share, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), free cash flow, adjusted free cash flow, effective tax rate and comparable net sales at constant currency. See our Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited), Reconciliation of Net Income to Adjusted EBITDA (Unaudited), Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited), Supplemental Business Segment Information and Reconciliation (Unaudited) and our Supplemental Net Sales Change Analysis (Unaudited), for a description of each of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measure for each of the periods presented herein.

We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. Adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods and senior management’s incentive compensation is derived, in part, using certain of these non-GAAP financial measures.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results such as unusual income tax items, restructuring and integration charges, acquisition-related expenses, goodwill or other asset impairment charges, foreign currency fluctuation, and other one-time or non-recurring items. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the tables accompanying this press release.

The Company provides forward-looking financial information on a non-GAAP basis for adjusted earnings per share, adjusted free cash flow and effective tax rate. However, the Company does not provide a reconciliation of forward-looking adjusted earnings per share or effective tax rate to GAAP because the GAAP financial measure is not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our effective tax rate and other charges reflected in our historical numbers. The probable significance of each of these items is high and, based on historical experience, could be material.

Forward-Looking Statements

This press release contains statements which may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. In particular, our business outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the timing, cost and synergies expected from integration of acquisitions; changes in the macro environment; fluctuations in foreign currency rates; changes in the competitive landscape, consumer behavior and the office products industry; as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers; changes in our customers' business models and the consolidation of our customers; risks associated with foreign currency fluctuations; shifts in the channels of distribution of our products; challenges related to the highly competitive business environments in which we operate, including, low barriers to entry, customers who have the ability to source their own private label products, limited retail space, competitors’ strong brands, competition from imports from a range of countries, including countries with lower production costs, competitors’ ability to source lower-cost products in local currencies, and competition from a wide range of products and services, including electronic, digital and web-based products that can render obsolete or less desirable some of our products; our ability to develop and market innovative products that meet end-user demands; business, commercial and consumer spending decisions during periods of economic uncertainty or weakness; the failure, inadequacy or interruption of our information technology systems or supporting infrastructure or a cybersecurity incident or information security breach; risks associated with the changes to current U.S. government policies, including changes in trade relations and policies and/or changes to U.S. tax laws; our ability to successfully expand our business in emerging markets which generally involves more financial, operational, legal and compliance risks and creates more exposure to economic volatility, unstable political conditions and civil unrest; our ability to grow profitably through acquisitions; our ability to realize the synergies, growth opportunities and other potential benefits of the Pelikan Artline and Esselte acquisitions and successfully integrate Pelikan Artline and Esselte with our existing operations; our ability to successfully compete in a rapidly changing and highly competitive computer products market; the impact of litigation or other legal proceedings; the risks associated with outsourcing production of certain of our products, information systems and other administrative functions; the continued decline in the use of certain of our products; risks associated with seasonality and raw material, labor and transportation cost fluctuations; increased cost of compliance with environmental, product safety, privacy, and other laws; the impact of pension costs; any impairment of our goodwill or other intangible assets; risks associated with our indebtedness, including our debt service obligations, limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; our failure to comply with customer contracts; the insolvency, bankruptcy or financial instability of our customers and suppliers; our ability to secure, protect and maintain our intellectual property rights; product liability claims or regulatory actions; our ability to attract and retain key employees; the volatility of our stock price; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities resulting from circumstances outside our control; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	(unaudited)
(in millions of dollars)	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$101.3	$42.9
Accounts receivable, net	418.4	391.0
Inventories	307.2	210.0
Other current assets	38.2	26.8
Total current assets	865.1	670.7
Total property, plant and equipment	643.4	528.0
Less: accumulated depreciation	(361.6)	(329.6)
Property, plant and equipment, net	281.8	198.4
Deferred income taxes	143.1	27.3
Goodwill	677.9	587.1
Identifiable intangibles, net	848.4	565.7
Other non-current assets	40.4	15.3
Total assets	$2,856.7	$2,064.5
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$0.1	$63.7
Current portion of long-term debt	28.5	4.8
Accounts payable	192.0	135.1
Accrued compensation	49.6	42.8
Accrued customer program liabilities	118.6	94.0
Accrued interest	6.9	1.3
Other current liabilities	114.2	64.7
Total current liabilities	509.9	406.4
Long-term debt, net	1,005.9	627.7
Deferred income taxes	250.2	146.7
Pension and post-retirement benefit obligations	264.2	98.0
Other non-current liabilities	105.0	77.0
Total liabilities	2,135.2	1,355.8
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(26.3)	(17.0)
Paid-in capital	1,993.5	2,015.7
Accumulated other comprehensive loss	(433.7)	(419.4)
Accumulated deficit	(813.1)	(871.7)
Total stockholders' equity	721.5	708.7
Total liabilities and stockholders' equity	$2,856.7	$2,064.5

ACCO Brands Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Net sales	$532.2	$431.3	23%	$1,382.0	$1,119.5	23%
Cost of products sold	354.3	287.1	23%	924.8	758.1	22%
Gross profit	177.9	144.2	23%	457.2	361.4	27%
Operating costs and expenses:
Advertising, selling, general and administrative expenses	107.5	82.3	31%	301.3	233.1	29%
Amortization of intangibles	9.4	5.8	62%	26.4	15.9	66%
Restructuring charges	2.3	0.4	475%	16.1	4.8	235%
Total operating costs and expenses	119.2	88.5	35%	343.8	253.8	35%
Operating income	58.7	55.7	5%	113.4	107.6	5%
Non-operating expense (income):
Interest expense	10.7	13.0	(18)%	31.3	36.5	(14)%
Interest income	(1.6)	(1.8)	(11)%	(4.9)	(5.1)	(4)%
Equity in earnings of joint-venture	—	—	NM	—	(2.1)	NM
Other (income) expense, net	(0.2)	6.8	NM	(1.0)	(28.7)	(97)%
Income before income tax	49.8	37.7	32%	88.0	107.0	(18)%
Income tax expense	19.2	15.0	28%	30.3	17.6	72%
Net income	$30.6	$22.7	35%	$57.7	$89.4	(35)%

Per share:
Basic income per share	$0.28	$0.21	33%	$0.53	$0.84	(37)%
Diluted income per share	$0.28	$0.21	33%	$0.52	$0.82	(37)%

Weighted average number of shares outstanding:
Basic	108.1	107.2		108.6	106.8
Diluted	110.3	109.4		111.5	108.9

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016		2017	2016
Gross profit (Net sales, less Cost of products sold)	33.4%	33.4%		33.1%	32.3%
Advertising, selling, general and administrative	20.2%	19.1%		21.8%	20.8%
Operating income	11.0%	12.9%		8.2%	9.6%
Income before income tax	9.4%	8.7%		6.4%	9.6%
Net income	5.7%	5.3%		4.2%	8.0%
Income tax rate	38.6%	39.8%		34.4%	16.4%

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in millions of dollars)	2017	2016
Operating activities
Net income	$57.7	$89.4
Gain on revaluation of previously held joint-venture equity interest	—	(28.9)
Amortization of inventory step-up	0.9	0.4
Loss (gain) on disposal of assets	0.2	(0.5)
Depreciation	26.3	23.0
Amortization of debt issuance costs	2.4	3.2
Amortization of intangibles	26.4	15.9
Stock-based compensation	11.9	12.1
Equity in earnings of joint-venture, net of dividends received	—	(1.6)
Changes in balance sheet items:
Accounts receivable	64.6	67.7
Inventories	(48.4)	(31.3)
Other assets	(5.0)	—
Accounts payable	(3.5)	(7.3)
Accrued expenses and other liabilities	(20.0)	(37.7)
Accrued income taxes	2.2	6.5
Net cash provided by operating activities	115.7	110.9
Investing activities
Additions to property, plant and equipment	(18.8)	(11.1)
Proceeds from the disposition of assets	0.1	0.8
Cost of acquisitions, net of cash acquired	(292.3)	(88.8)
Net cash used by investing activities	(311.0)	(99.1)
Financing activities
Proceeds from long-term borrowings	474.1	187.4
Repayments of long-term debt	(180.5)	(163.5)
Borrowings of notes payable, net	—	7.8
Payments for debt issuance costs	(3.5)	(0.8)
Repurchases of common stock	(36.3)	—
Payments related to tax withholding for stock-based compensation	(9.3)	(5.0)
Proceeds from the exercise of stock options	3.2	1.9
Net cash provided by financing activities	247.7	27.8
Effect of foreign exchange rate changes on cash and cash equivalents	6.0	6.0
Net increase in cash and cash equivalents	58.4	45.6
Cash and cash equivalents
Beginning of the period	42.9	55.4
End of the period	$101.3	$101.0

ACCO Brands Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended September 30, 2017						Three Months Ended September 30, 2016
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$177.9	33.4%	$—		$177.9	33.4%	$144.2	33.4%	$0.2	(A.1)	$144.4	33.5%	23%
Advertising, selling, general and administrative expenses	107.5	20.2%	(5.0)	(A.2)	102.5	19.3%	82.3	19.1%	(4.6)	(A.2)	77.7	18.0%	32%
Restructuring charges	2.3		(2.3)	(A.3)	—		0.4		(0.4)	(A.3)	—		NM
Operating income	58.7	11.0%	7.3		66.0	12.4%	55.7	12.9%	5.2		60.9	14.1%	8%
Other (income) expense, net	(0.2)		—		(0.2)		6.8		(6.3)	(A.6)	0.5		NM
Income before income tax	49.8	9.4%	7.3		57.1	10.7%	37.7	8.7%	11.5		49.2	11.4%	16%
Income tax expense	19.2		(0.9)	(A.7)	18.3		15.0		2.2	(A.7)	17.2		6%
Income tax rate	38.6%				32.0%		39.8%				35.0%
Net income	$30.6	5.7%	$8.2		$38.8	7.3%	$22.7	5.3%	$9.3		$32.0	7.4%	21%
Diluted income per share	$0.28		$0.07		$0.35		$0.21		$0.09		$0.29		21%
Weighted average number of shares outstanding:	110.3				110.3		109.4				109.4

	Nine Months Ended September 30, 2017						Nine Months Ended September 30, 2016
	Reported	% of	Adjusted		Adjusted	% of	Reported	% of	Adjusted		Adjusted	% of	% Change
	GAAP	Sales	Items		Non-GAAP	Sales	GAAP	Sales	Items		Non-GAAP	Sales	Adjusted
Gross profit	$457.2	33.1%	$0.9	(A.1)	$458.1	33.1%	$361.4	32.3%	$0.4	(A.1)	$361.8	32.3%	27%
Advertising, selling, general and administrative expenses	301.3	21.8%	(13.1)	(A.2)	288.2	20.9%	233.1	20.8%	(8.3)	(A.2)	224.8	20.1%	28%
Restructuring charges	16.1		(16.1)	(A.3)	—		4.8		(4.8)	(A.3)	—		NM
Operating income	113.4	8.2%	30.1		143.5	10.4%	107.6	9.6%	13.5		121.1	10.8%	18%
Interest expense	31.3		—		31.3		36.5		(0.9)	(A.4)	35.6		(12)%
Other (income) expense, net	(1.0)		2.0	(A.5)	1.0		(28.7)		29.9	(A.6)	1.2		(17)%
Income before income tax	88.0	6.4%	28.1		116.1	8.4%	107.0	9.6%	(15.5)		91.5	8.2%	27%
Income tax expense	30.3		6.9	(A.7)	37.2		17.6		14.4	(A.7)	32.0		16%
Income tax rate	34.4%				32.0%		16.4%				35.0%
Net income	$57.7	4.2%	$21.2		$78.9	5.7%	$89.4	8.0%	$(29.9)		$59.5	5.3%	33%
Diluted income per share	$0.52		$0.19		$0.71		$0.82		$(0.27)		$0.55		29%
Weighted average number of shares outstanding:	111.5				111.5		108.9				108.9

Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

A.
"Adjusted" results exclude restructuring charges, amortization of the step-up in value of finished goods, transaction and integration expenses associated with the acquisitions of Esselte Group Holdings AB ("Esselte") and Pelikan Artline, other one-time or non-recurring items and all unusual income tax items, including income taxes related to the aforementioned items; in addition, income taxes have been recalculated at a normalized effective tax rate of 32% for 2017 and 35% for 2016.

1.	Represents the adjustment related to the amortization of step-up in the value of finished goods inventory associated with the acquisition of Esselte in 2017 and Pelikan Artline in 2016.

2.	Represents the elimination of transaction and integration expenses associated with the acquisitions of Esselte and Pelikan Artline.

3.	Represents the elimination of restructuring charges.

4.
Represents a loan breakage fee of $0.5 million incurred in the acquisition of Pelikan Artline and the write-off of debt issuance costs of $0.4 million due to a debt swap of part of our USD term loan for the new Australian dollar revolving loan in the second quarter of 2016.

5.
Represents the foreign currency gain of $2.3 million related to the settlement of certain intercompany transactions in the second quarter of 2017 and the write-off of $0.3 million in debt issuance costs and other costs associated with the Company's refinancing in the first quarter of 2017.

6.	Represents:

i.
The fair value gain upon acquisition of Pelikan Artline. During the third quarter of 2016, the Company further refined its allocation of the purchase price to the acquired assets, which resulted in a $6.3 million non-cash loss from the adjustment to fair value of the company's previously held equity investment in Pelikan Artline. For the nine months ended September 30, 2016 the net non-cash gain was $28.9 million and;

ii.	The foreign currency losses/(gains), net related to the settlement of certain intercompany loan transactions.

7.
Primarily reflects the tax effect of the adjustments outlined in items A.1-6 above and adjusts the company's effective tax rate to a normalized rate of 32% for 2017 and 35% for 2016. The lower normalized tax rate for 2017 is primarily due to the acquisition of Esselte. The Company's estimated long-term rate remains subject to variations from the mix of earnings across the Company's operating jurisdictions.

ACCO Brands Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
(In millions of dollars)

"Adjusted EBITDA" represents net income after adding back depreciation; stock-based compensation expense; amortization of intangibles; interest expense, net; other (income) expense, net; and income tax benefit. Adjusted EBITDA also excludes the amortization of the step-up in value of finished goods inventory, transaction and integration expenses and restructuring charges. The following table sets forth a reconciliation of reported net income in accordance with GAAP to Adjusted EBITDA.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	% Change	2017	2016	% Change
Net income	$30.6	$22.7	35%	$57.7	$89.4	(35)%
Inventory step-up amortization	—	0.2	(100)%	0.9	0.4	125%
Transaction and integration expenses	5.0	4.6	9%	13.1	8.3	58%
Restructuring charges	2.3	0.4	475%	16.1	4.8	235%
Depreciation	8.5	7.5	13%	26.3	23.0	14%
Stock-based compensation	4.1	4.2	(2)%	11.9	12.1	(2)%
Amortization of intangibles	9.4	5.8	62%	26.4	15.9	66%
Interest expense, net	9.1	11.2	(19)%	26.4	31.4	(16)%
Other (income) expense, net	(0.2)	6.8	NM	(1.0)	(28.7)	(97)%
Income tax expense	19.2	15.0	28%	30.3	17.6	72%
Adjusted EBITDA (non-GAAP)	$88.0	$78.4	12%	$208.1	$174.2	19%

Adjusted EBITDA as a % of Net Sales	16.5%	18.2%		15.1%	15.6%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow (Unaudited)
(In millions of dollars)

"Free Cash Flow" represents cash flow from operating activities less cash used for additions to property, plant and equipment, plus cash proceeds from the disposition of assets and other investing activities. "Adjusted Free Cash Flow" excludes accelerated interest payments related to the refinancing of our Senior Unsecured Notes in the fourth quarter of 2016 and transaction and integration expenses. The following table sets forth a reconciliation of reported net cash provided by operating activities in accordance with GAAP to Free Cash Flow and Adjusted Free Cash Flow.

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016	2017 Guidance	Twelve Months Ended December 31, 2016
Net cash provided by operating activities	$115.7	$110.9	$180	$167.1

Net cash (used) provided by:
Additions to property, plant and equipment	(18.8)	(11.1)	(35)	(18.5)
Proceeds from the disposition of assets	0.1	0.8	5	0.7
Other	—	—	—	0.2
Free cash flow (non-GAAP)	97.0	100.6	150	149.5
Accelerated interest payments from refinancing of senior unsecured notes	—	—	—	6.5
Transaction and integration expenses - cash	11.0	3.4	14	11.6
Adjusted free cash flow (non-GAAP)	$108.0	$104.0	$164	$167.6

ACCO Brands Corporation and Subsidiaries
Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2017					2016					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	Net Sales	(Loss)	Items	(Loss) (A)	Margin (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$174.9	$6.6	$1.4	$8.0	4.6%	$179.3	$10.0	$—	$10.0	5.6%	$(4.4)	(2)%	$(2.0)	(20)%	(100)
ACCO Brands EMEA	96.5	4.8	1.9	6.7	6.9%	38.9	0.2	—	0.2	0.5%	57.6	148%	6.5	NM	640
ACCO Brands International	88.4	10.1	0.6	10.7	12.1%	59.9	5.6	—	5.6	9.3%	28.5	48%	5.1	91%	280
Corporate	—	(12.2)	2.9	(9.3)		—	(9.3)	0.6	(8.7)		—		(0.6)
Total	$359.8	$9.3	$6.8	$16.1	4.5%	$278.1	$6.5	$0.6	$7.1	2.6%	$81.7	29%	$9.0	127%	190

Q2:
ACCO Brands North America	$280.6	$52.5	$2.8	$55.3	19.7%	$295.4	$53.0	$1.1	$54.1	18.3%	$(14.8)	(5)%	$1.2	2%	140
ACCO Brands EMEA	128.5	0.7	8.5	9.2	7.2%	41.3	1.6	—	1.6	3.9%	87.2	211%	7.6	475%	330
ACCO Brands International	80.9	4.0	3.9	7.9	9.8%	73.4	3.1	3.8	6.9	9.4%	7.5	10%	1.0	14%	40
Corporate	—	(11.8)	0.8	(11.0)		—	(12.3)	2.8	(9.5)		—		(1.5)
Total	$490.0	$45.4	$16.0	$61.4	12.5%	$410.1	$45.4	$7.7	$53.1	12.9%	$79.9	19%	$8.3	16%	(40)

Q3:
ACCO Brands North America	$290.3	$50.4	$0.7	$51.1	17.6%	$289.1	$49.6	$—	$49.6	17.2%	$1.2	—%	$1.5	3%	40
ACCO Brands EMEA	140.3	9.0	3.3	12.3	8.8%	40.7	2.9	—	2.9	7.1%	99.6	245%	9.4	324%	170
ACCO Brands International	101.6	11.2	1.6	12.8	12.6%	101.5	15.9	0.8	16.7	16.5%	0.1	—%	(3.9)	(23)%	(390)
Corporate	—	(11.9)	1.7	(10.2)		—	(12.7)	4.4	(8.3)		—		(1.9)
Total	$532.2	$58.7	$7.3	$66.0	12.4%	$431.3	$55.7	$5.2	$60.9	14.1%	$100.9	23%	$5.1	8%	(170)

Q4:
ACCO Brands North America						$252.3	$40.7	$0.1	$40.8	16.2%
ACCO Brands EMEA						50.9	7.9	—	7.9	15.5%
ACCO Brands International						134.4	24.8	2.2	27.0	20.1%
Corporate						—	(13.7)	2.8	(10.9)
Total						$437.6	$59.7	$5.1	$64.8	14.8%

YTD:
ACCO Brands North America	$745.8	$109.5	$4.9	$114.4	15.3%	$1,016.1	$153.3	$1.2	$154.5	15.2%
ACCO Brands EMEA	365.3	14.5	13.7	28.2	7.7%	171.8	12.6	—	12.6	7.3%
ACCO Brands International	270.9	25.3	6.1	31.4	11.6%	369.2	49.4	6.8	56.2	15.2%
Corporate	—	(35.9)	5.4	(30.5)		—	(48.0)	10.6	(37.4)
Total	$1,382.0	$113.4	$30.1	$143.5	10.4%	$1,557.1	$167.3	$18.6	$185.9	11.9%

(A) See "Notes for Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)" for a description of adjusted items on page 10.

ACCO Brands Corporation and Subsidiaries
Supplemental Net Sales Change Analysis (Unaudited)

	Percent Change - Sales
	GAAP	Non-GAAP
				Comparable
				Net Sales	Comparable
	Net Sales	Currency		Change $'s(A)	Net Sales
	Change	Translation	Acquisitions	(In millions of dollars)	Change (A)	Price	$ Volume/Mix
Q1 2017:
ACCO Brands North America	(2.5)%	0.3%	1.6%	$(7.9)	(4.4)%	1.7%	(6.1)%
ACCO Brands EMEA	148.0%	(5.4)%	165.8%	(4.8)	(12.4)%	3.3%	(15.7)%
ACCO Brands International	47.6%	6.0%	42.9%	(0.8)	(1.3)%	3.2%	(4.5)%
Total	29.4%	0.8%	33.5%	$(13.5)	(4.9)%	2.2%	(7.1)%

Q2 2017:
ACCO Brands North America	(5.0)%	(0.5)%	1.3%	$(17.2)	(5.8)%	(0.3)%	(5.5)%
ACCO Brands EMEA	211.1%	(5.1)%	224.5%	(3.4)	(8.3)%	2.4%	(10.7)%
ACCO Brands International	10.2%	1.4%	12.4%	(2.6)	(3.6)%	0.7%	(4.3)%
Total	19.5%	(0.6)%	25.7%	$(23.2)	(5.6)%	0.1%	(5.7)%

Q3 2017:
ACCO Brands North America	0.4%	0.5%	1.3%	$(3.9)	(1.4)%	2.7%	(4.1)%
ACCO Brands EMEA	244.7%	2.9%	251.8%	(4.1)	(10.0)%	0.2%	(10.2)%
ACCO Brands International	0.1%	2.7%	1.5%	(4.1)	(4.1)%	(0.4)%	(3.7)%
Total	23.4%	1.2%	25.0%	$(12.1)	(2.8)%	1.8%	(4.6)%

2017 YTD:
ACCO Brands North America	(2.4)%	0.1%	1.4%	$(29.0)	(3.9)%	1.3%	(5.2)%
ACCO Brands EMEA	202.2%	(2.5)%	214.8%	(12.3)	(10.1)%	2.0%	(12.1)%
ACCO Brands International	15.4%	3.1%	15.5%	(7.5)	(3.2)%	0.9%	(4.1)%
Total	23.4%	0.4%	27.4%	$(48.8)	(4.4)%	1.3%	(5.7)%
(A) Comparable net sales excluding acquisitions and with current period foreign operation sales translated at prior year currency rates.